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                                                                    EXHIBIT 10.5

                     FINANCIAL PUBLIC RELATIONS AGREEMENT
                     ------------------------------------

     THIS FINANCIAL PUBLIC RELATIONS AGREEMENT (this "Agreement") is entered into on August 7, 2000 (the "Effective Date") by and between Interplay Entertainment Corp. a Delaware Corporation ("Company") and Liolios Group, Inc., a California Corporation ("Consultant"), with reference to the following facts:

     A. Consultant is experienced in, and has expertise in, the field of financial public relations.

     B. Company desires to engage Consultant to perform certain financial public relations services for it, and Consultant desires, subject to the terms and conditions of this Agreement, to perform financial public relations services for Company.

     The parties therefore agree as follows:

     1     ENGAGEMENT OF CONSULTANT. Company hereby engages Consultant and
Consultant hereby agrees to hold itself available to render, and to render at the request of the Company, independent advisory and consulting services for the Company to the best of its ability, upon the terms and conditions hereinafter set forth. Such consulting services shall include but not be limited to the development, implementation and maintenance of an on-going stock market support system that increases broker awareness of the Company's activities and stimulates investor interest in the Company. The stock market support system shall include but not be limited to a Shareholder Communication System, and Media Relation Systems, which will be defined and developed by Consultant with the approval of the Company. It is understood that Consultant's ability to relate information regarding the Company's activities is directly proportionate to information provided by the Company to the Consultant. Moreover, it is understood that Consultant will not make representations regarding the Company except for those approved by the Company in both content and form.

     2     TERM. The term of this Agreement shall begin as of the date hereof and shall terminate on the first anniversary of the date of this Agreement, unless extended upon mutual written Agreement of the Parties, or earlier terminated.

     3     COMPENSATION. As compensation for the services rendered by the
Consultant under this Agreement, Company agrees to pay to Consultant the following:

           3.1  Cash. The Company shall pay Consultant $60,000 annually, at a
                ----
rate of $5,000 per month in advance of each month. This is in addition to reimbursement of reasonable out-of-pocket authorized expenses, subject to customary supporting documentation, including but not limited to travel, press releases, conference calls and fax broadcasts.

           3.2  Warrants. The Company shall grant Consultant a Warrant for the
                --------
purchase of 100,000 shares of Interplay's common stock, in the form attached hereto as Exhibit "A". "Cashless" exercise shall be provided for the Warrant, meaning that upon each exercise of the Warrant, the exercise price shall be payable, at the election of Consultant, in the form of a deduction of the equivalent value of stock, valued at market value determined by the closing
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price in trading on the date of the exercise, that otherwise would have been issued upon the exercise.

     4 INDEPENDENT CONTRACTOR. It is expressly agreed that the Consultant is an independent contractor in performing its services hereunder. Company shall carry no workmen's compensation insurance or any health or accident insurance to cover Consultant. Company shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might expected in an employer-employee relationship.

     5 NON-ASSIGNMENT. This Agreement is a personal one being entered into in reliance upon and in consideration of the singular personal skills and qualifications of Consultant. Consultant shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of the Company. Any attempt at assignment to transfer by Consultant of its obligation with out such consent shall be wholly void.

     6     REGISTRATION OF STOCK. The Company shall include the stock issuable upon exercise of the Warrant referred to in Section 3.2 in its earliest registration statement under the Securities Act of 1933 filed after January 1, 2001. Nothing contained herein, however, shall obligate the Company to act contrary to its best interests in filing any registration statement, or in including any particular stock in any registration statement. A determination by the Company's Board of Directors shall be conclusive as to the Company's best interests.

     7     TERM AND TERMINATION. This Agreement shall expire on the first anniversary of the date of this Agreement. However, the Company may terminate this Agreement at any time with 30 days' prior written notice to the Consultant; provided, however, that any such early termination shall be effective no earlier than six months after the date of this Agreement.

     8     REPRESENTATIONS AND WARRANTIES.

           8.1    Representations and Warranties of Consultant. In order to
                  --------------------------------------------
induce the Company to enter into this Agreement, Consultant hereby covenants with, and represents and warrants to, the Company as follows:

           8.1.1  Organization, Standing, etc.  Consultant is a corporation duly
                  ---------------------------
organized, validly existing and in good standing under the laws of California, and has all requisite corporate power and authority to enter into this Agreement, and to carry out the provisions hereof and thereof.

           8.1.2  Corporate Acts and Proceedings; Binding.  All corporate acts
                  ---------------------------------------
and proceedings required for the authorization, execution and delivery of this Agreement by Consultant, and the performance of this Agreement by Consultant, have been lawfully and validly taken. This Agreement constitutes the legal, valid and binding obligations of Consultant and is enforceable against Consultant in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

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           8.1.3  No Breach. The execution, delivery and performance by
                  ---------
Consultant of this Agreement will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default by Consultant under any other agreement.

           8.1.4  Compliance with Laws and Other Instruments.  The execution,
                  ------------------------------------------
delivery and performance by Consultant of this Agreement (a) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have lawfully and validly obtained prior to the Closing, (b) will not cause Consultant to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic of foreign, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon Consultant, or (iv) any provision of the charter documents of Consultant.

           8.1.5  Knowledge and Compliance with Securities Regulation.
                  ---------------------------------------------------
Consultant is an expert in the fields of finance and securities, and has specialized and professional knowledge of the laws and regulations governing those fields. Consultant and its employees and agents shall perform their duties hereunder in compliance with all such laws and regulations.

     8.2   Representations and Warranties of the Company. In order to induce
           ---------------------------------------------
Consultant to enter into this Agreement, the Company hereby covenants with, and represents and warrants to, the Company as follows:

           8.2.1  Organization, Standing, etc. The Company is a corporation duly
                  ---------------------------
organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to enter into this Agreement, and to carry out the provisions hereof and thereof.

           8.2.2  Corporate Acts and Proceedings; Binding.  All corporate acts
                  ---------------------------------------
and proceedings required for the authorization, execution and delivery of this Agreement by the Company, and the performance of this Agreement by the Company, have been lawfully and validly taken. This Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

           8.2.3  No Breach.  The execution, delivery and performance by the
                  ---------
Company of this Agreement will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default by the Company under any other agreement.

           8.2.4  Compliance with Laws and Other Instruments.  The execution,
                  ------------------------------------------
delivery and performance by the Company of this Agreement (a) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government,

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except such as shall have lawfully and validly obtained prior to the Closing,
(b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic of foreign, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon the Company, or (iv) any provision of the charter documents of the Company.

     9     INDEMNIFICATION. Each party hereto (an "Indemnifying Party")
covenants and agrees to defend, indemnify and save and hold harmless the other (the "Indemnified Party"), together with its officers, directors, shareholders, employees, attorneys and representatives and each person who controls Indemnified Party, from and against any loss, cost, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding and all costs of investigation) arising out of or resulting from any inaccuracy in or breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by the Indemnifying Party in this Agreement or in any writing delivered pursuant to this Agreement.

     10    MISCELLANEOUS.

           10.1   Amendments and Modifications. No amendment or modification of
                  ----------------------------
this Agreement shall be valid unless made in a writing executed by all parties.

           10.2   Applicable Law. California law, without regard to conflicts or
                  --------------
choice of laws principles, shall govern the interpretation of this Agreement.

           10.3   Binding Effect. All provisions of this Agreement shall inure
                  --------------
to the benefit of, and be binding upon, the parties and their successors-in-interest, permitted assigns, administrators, and devisees.

           10.4   Counterparts.  This Agreement may be executed in counterparts.
                  ------------

           10.5   Descriptive Headings. Descriptive headings in this Agreement
                  --------------------
are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

           10.6   Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement among the parties with respect to the subject matter herein.

           10.7   Schedules and Exhibits Incorporated. Each of the schedules and
                  -----------------------------------
exhibits to this Agreement is incorporated herein by reference.

           10.8   Further Documents. Each party shall execute and deliver all
                  -----------------
such further instruments, documents and papers, and shall perform any and all acts, necessary to give full force and effect to all the terms and provisions of this Agreement.

           10.9   Interpretation. No uncertainty or ambiguity herein shall be
                  --------------
construed or resolved against any party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been negotiated by all parties and shall be construed and interpreted

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according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.


           10.10  Legal Action. Should any litigation or arbitration occur
                  ------------
between the parties respecting or arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs in connection with such litigation, including reasonable attorneys' fees incurred after a judgment has been rendered by a court of competent jurisdiction. Any judgment shall include an attorneys' fees clause that shall entitle the judgment creditor to recover attorneys' fees incurred to enforce a judgment on this Agreement, which attorneys' fees shall be an element of post-judgment costs; the parties agree that this attorneys' fee provision shall not merge into any judgment.

           10.11  Limitations on Waiver.  No waiver by any party of any term or
                  ---------------------
condition of this Agreement shall be construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement, nor shall any such waiver be binding unless written. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party to this Agreement.

           10.12  No Assignments. Developer may not assign this Agreement, or
                  --------------
any part of this Agreement, without Interplay's prior written consent.

           10.13  No Partnership or Joint Venture. This Agreement does not
                  -------------------------------
create a partnership or joint venture between the parties, and shall not be construed as doing so. This Agreement does not create any right by either party to bind the other party.

           10.14  No Third Party Beneficiaries. No person other than the parties
                  ----------------------------
hereto and their permitted successors and assigns shall receive any benefits of this Agreement.

           10.15  Notices.  All notices, statements and other documents that any
                  -------
party is required or desires to give to any other party shall be given in writing and shall be served in person, by express mail, by certified mail, by overnight delivery, or by facsimile at the respective addresses set forth below, or at such other addresses as may be designated in writing by such party.

                     If to Interplay:

                                       Interplay Entertainment Corp.
                                       Attention:   Chief Executive Officer
                                       16815 Von Karman Avenue
                                       Irvine, California  92606
                                       Facsimile:  (949) 252-0667

                     If to Consultant:

                                       Liolios Group, Inc.
                                       Attention:  J. Scott Liolios
                                       2431 West Coast Hwy., #202
                                       Newport Beach, California  92663

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                                       Facsimile:  (949) 574-3870

           Delivery shall be deemed conclusively made (i) at the time of service, if personally served, (ii) five days after deposit in the United States mail, properly addressed and postage prepaid, if delivered by express mail or certified mail, (iii) upon confirmation of delivery by the private overnight deliverer, if served by overnight delivery, and (iv) at the time of electronic transmission (as confirmed in writing), provided a copy is mailed within 24 hours after such transmission.

           10.16  Severability. Any provision of this Agreement that is found by
                  ------------
a court of competent jurisdiction to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law, and such finding and curtailment shall not affect the validity or enforceability of any other provision of this Agreement.

           10.17  Venue. The parties agree that all actions or proceedings
                  -----
arising directly or indirectly from this Agreement shall be arbitrated or litigated before arbitrators or in courts having a situs within Orange County, California and hereby consent to the jurisdiction of any local, state or federal court in which such an action is commenced that is located in Orange County, California. The parties agree not to disturb such choice of forum, waive the personal service of any and all process upon them, and consent that all such service of process may be made by certified or registered mail, return receipt requested, addressed to the respective parties at the address set forth above.

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     In witness whereof, the parties have executed this Agreement as of the date first above written.


                                        "CONSULTANT"


                                        Liolios Group, Inc.


                                        By: /s/ J. SCOTT LIOLIOS
                                           ---------------------------------
                                           J. Scott Liolios
                                           President


                                        "COMPANY"


                                        Interplay Entertainment Corp.



                                        By: /s/ BRIAN FARGO
                                           ---------------------------------
                                           Brian Fargo
                                           Chief Executive Officer

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                                  EXHIBIT "A"

                                    Warrant
                                    -------